ATTORNEYS AT LAW 1025 Thomas Jefferson Street, NW | Suite 400 West Washington, DC 20007-5208 202.965.8100 | fax 202.965.8104 www.carltonfields.com

Exhibit 10(a)	Atlanta Hartford Los Angeles Miami New York Orlando Short Hills, NJ Tallahassee Tampa Washington, DC West Palm Beach

April 25, 2019

Great-West Life & Annuity Insurance Company of New York

489 Fifth Avenue, 28th Floor

New York, New York 10017

        Re:  Variable Annuity-1 Series Account

            Post-Effective Amendment No. 10 to Registration Statement on N-4

            File Nos. 333-194100 and 811-08183

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.